UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, TX	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2017, Whitestone REIT (the “Company”) announced that it had, through Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), entered into an Agreement of Purchase and Sale (the “BLVD Place Purchase Agreement”), dated as of March 21, 2017, with Phase II Boulevard Place, LP (“Seller”) to acquire a retail center located at BLVD Place in Houston, Texas, a property that meets the Company’s Community Centered Property™ strategy (“BLVD Place”), for a purchase price of $158.0 million in cash, subject to customary prorations. BLVD Place contains 216,944 square feet of leasable space and is approximately 99% leased. In addition, included in the purchase of BLVD Place is approximately 1.43 acres of developable land that will give the Company the ability to build an estimated 136,930 square feet of additional leasable space, based on current plans.

Pursuant to the BLVD Place Purchase Agreement, the Company has made $950,000 of earnest money deposits on the pending acquisition. On April 21, 2017, the Company expects to make an additional $3.0 million of earnest money deposits on the pending acquisition. All of the Company’s earnest money deposits are expected to become non-refundable at the expiration of the Contingency Period (as defined in the BLVD Place Purchase Agreement), which is expected to occur at 5:00 p.m. Central time on April 21, 2017. Pursuant to the BLVD Place Purchase Agreement, the closing of the acquisition of BLVD Place will occur prior to 2:00 p.m. Central time on the date that is 15 days following the expiration of the Contingency Period, which is expected to be May 8, 2017, unless extended or accelerated pursuant to the terms of the BLVD Place Purchase Agreement.  The BLVD Place Purchase Agreement contains customary closing conditions and the parties have made certain customary representations and warranties to each other in the BLVD Place Purchase Agreement.  In addition, the BLVD Place Purchase Agreement limits the liability of Seller thereunder and under any related documents to a maximum aggregate amount of $4.5 million and limits the ability of the Company to bring a claim against Seller for breaches thereunder and under any related documents to a minimum aggregate amount of $75,000.

Item 7.01. Regulation FD Disclosure.

On April 19, 2017, the Company issued a press release announcing the pending acquisitions of BLVD Place and of a retail center located at Eldorado Plaza in McKinney Texas, a property that meets the Company’s Community Centered Property™ strategy, which is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed or to be filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Whitestone REIT, dated April 19, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date:	April 19, 2017	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Whitestone REIT, dated April 19, 2017.